                                                                Exhibit No. 99.1

                    BACK-UP CERTIFICATE ON TRUSTEE COMPLIANCE

                               IN CONNECTION WITH

         CERTIFICATION BY DEPOSITOR UNDER SECTION 302(a) OF THE SARBANES-
                  OXLEY ACT OF 2002 FOR CORPORATE ASSET BACKED
              CORPORATION ANNUAL REPORT ON FORM 10-K FOR THE FISCAL
                          YEAR ENDED DECEMBER 31, 2002

I, Gloria Alli, acting on behalf of HSBC Bank USA, as trustee of CABCO Trust for Texaco Capital Inc. Guaranteed Debentures (the "Trust") established by the registrant, certify that the trustee has fulfilled its obligations under the trust agreement for the Trust for the time period covered by the above-referenced Annual Report on Form 10-K.

Date: March 31, 2003


                                            HSBC BANK USA, as Trustee of

                                            CABCO Trust for Texaco Capital
                                            Inc. Guaranteed Debentures

                                            By:    /s/ Gloria Alli
                                                -------------------------------
                                                Name: Gloria Alli
                                                Title: Corporate Trust Officer


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